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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-212554) of Arbor Realty Trust, Inc. and Subsidiaries,

  (2)
  Registration Statement (Form S-4 No. 333-224251) of Arbor Realty Trust, Inc. and Subsidiaries,

  (3)
  Registration Statement (Form S-8 No. 333-196144) pertaining to the Arbor Realty Trust, Inc. 2017 Amended Omnibus Stock Incentive Plan of Arbor Realty Trust, Inc. and Subsidiaries;

of our reports dated February 23, 2018 (except for the effects of the retrospective adoption of the updated accounting standard discussed in Note 2, as to which the date is May 29, 2018), with respect to the consolidated financial statements and schedule of Arbor Realty Trust, Inc. and Subsidiaries, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
New York, New York
May 29, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm